December 10, 2009

Julian T. Ross
Chairman & CEO
OxySure Systems, Inc.
10880 John W. Elliott Road
Suite 600
Frisco, TX 75034

Re:	Letter Agreement (this "Agreement") between SINACOLA COMMERCIAL PROPERTIES, LTD., a Texas limited partnership ("Landlord"), and OXYSURE SYSTEMS, INC., a Delaware corporation ("Tenant")

Dear Julian:

Landlord and Tenant have agreed to exchange certain consideration for certain amounts of Rent and expenses related to the calendar year 2009 under that certain Office Lease Agreement dated March 6, 2007 for the lease of property located in Frisco County, Texas (as amended, the "Lease").  Landlord and Tenant agree that Tenant shall pay such Rent and expenses for a mutually agreed period of time or until such time as Tenant is successful in raising additional equity, if such event occurs earlier, subject to the terms and conditions contained herein. For the purpose of this Agreement, the capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

Now, for valuable consideration to Landlord by Tenant, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to the following terms and conditions:

Rent Satisfaction
The parties agree that all Tenant’s outstanding lease payment obligations under the Lease up to and including December 31, 2009, including, but not limited to, Base Rent, Deferred Rent (as provided for in the Second Amendment) and Tenant’s Share of Operating Costs, will be deemed satisfied in full, subject to the terms and conditions set forth in this Agreement. Tenant shall have no further lease payment obligations to Landlord under the Lease until after December 31, 2009 unless Tenant is in Default, hereinafter defined.

Promissory Notes
Tenant shall issue Landlord two (2) Promissory Notes (the “Promissory Notes”). The first note (the “First Landlord Note”), in the form attached hereto as Exhibit A, shall be a subordinated convertible note in the principal amount of $125,000. The First Landlord Note shall carry no interest, shall mature on or before December 31, 2011, and shall be convertible, at any time at the Landlord’s option, into the common stock of the Tenant at a strike price of $1.00 per common share. The second note (the “Second Landlord Note”), in the form attached hereto as Exhibit B, shall be a subordinated convertible note in the principal amount of $126,407. The Second Landlord Note shall carry no interest, shall mature on or before December 31, 2011, and shall be convertible, at any time at the Landlord's option, into the common stock of the Tenant at a strike price of $1.50 per common share. However, if Tenant’s common stock has traded at $1.50 or above for 4 consecutive weeks on a nationally recognized market (based on daily closing prices), then the Second Landlord Note shall be convertible at Tenant’s option.

In the event Tenant pays a portion of a principal amount prior to December 31, 2011, any such prepayment or partial payment shall be applied equally to reduce the principal amount of First Landlord Note and the principal amount of the Second Landlord Note.

New Warrants
Tenant shall issue Landlord 163,415 penny warrants (the “New Warrants”). The New Warrants are convertible into 163,415 fully paid and non-assessable shares of the common stock of Tenant at a purchase price of $0.01 per share, and are exercisable in whole or in part at any time at the Landlord's option on or before December 31, 2014. Such New Warrants shall not be included or subject to the Lockup Agreement (as defined below) and may be transferred by Landlord at any time without the consent of Tenant.  The New Warrants shall be further evidenced by a Stock Purchase Warrant in the form of Exhibit C attached hereto.

Lockup Agreement
Tenant acknowledges and agrees that the Lockup Agreement between Landlord and Tenant dated April 15, 2009 (the “Lockup Agreement”) shall only apply to warrants issued to Tenant by Landlord prior to the date of this Agreement (including the First Landlord Warrant), and shall not and will not apply to the New Warrants issued pursuant to this Agreement.  If necessary, Tenant will amend or modify the Lockup Agreement to ensure the New Warrants will not be included or governed by the Lockup Agreement.

Prior Warrant Modification
Tenant has issued Landlord that certain warrant dated August 23, 2007 (the “First Landlord Warrant”), entitling Landlord to purchase up to 50,000 shares of common stock of Tenant at a purchase price of $2.00 per share. The Parties hereby agree that Section 2 of the First Landlord Warrant is modified as follows:

“2. Purchase Price. The purchase price for the Shares is $1.00 per share.”

Tenant shall formally amend the First Landlord Warrant to reflect such change or reissue a new warrant to reflect such terms.  Such changes to be issued concurrently with the execution of this Agreement.

Most Favored Nations Treatment:
For the purposes of this Agreement, the Promissory Notes, the New Warrant, and the First Landlord Warrant shall collectively be referred to as the “Tenant Value Instruments”. The Parties agree that, for a period of 12 months (the 12-month period being the “MFN Period”), commencing on the date hereof, Landlord shall enjoy Most Favorite Nations Treatment (“MFN Treatment”) in respect of the value effect of the consideration represented by the Tenant Value Instruments. Therefore, if Tenant issues similar instruments or combinations of instruments to a third party during the MFN Period, and the (i) ratio of penny warrants issued relative to each dollar loaned or provided to Tenant as equity, is greater than .65 (.65 shares for each dollar) or (ii) the interest payable on any note is greater than 0%, or (iii) the maturity date on any note is less than 24 months (except in the case of an equity event as defined in a note), or (iv) the conversion price in any convertible note is less than the price in the Promissory Notes, or (v) if the combined value of the Tenant Value Instruments is deemed by both Landlord and Tenant to be less favorable than the combined value effect of the consideration represented by such third party issuance, then Tenant shall adjust the provisions for any one or more of the Tenant Value Instruments such that the value effect of above of the consideration represented by the Tenant Value Instruments is pari passu with or better than that of the third party issuance for each item (i) – (v) above.

Ratification
Landlord and Tenant hereby ratify and confirm their obligations under the Lease.  Additionally, both the Landlord and the Tenant confirm and ratify that, as of the date hereof, the Lease is and remains in good standing and in full force and effect. Further, Landlord ratifies and confirms that (a) to Landlord's actual knowledge, there is no existing default by Tenant under the Lease, and (b) Landlord knows of no event which, with notice or the passage of time or both, would constitute a default under the Lease. Further, Tenant ratifies and confirms that (a) to the Tenant's actual knowledge, there is no existing default by Landlord under the Lease, and (b) Tenant knows of no event which, with notice or the passage of time or both, would constitute a default under the Lease.

Default
If Tenant shall default on any of the obligations contained in this Agreement (including, without limitation, the valid issuance of the Promissory Notes and the New Warrants and the specified modification of the First Landlord Warrant) and such default remains uncured after fourteen (14) days of written notice to Tenant (a “Default”), then this Agreement may be terminated immediately by Landlord and such termination shall render this Agreement null and void and all past-due Rent and expenses otherwise satisfied pursuant to this Agreement shall be immediately due and payable and subject to all terms under the Lease.

Assignment	This Agreement, and the rights and obligations hereunder, may be assigned by Landlord at any time to any affiliated entity without the consent of Tenant.
Binding Effect; Governing Law
As of the date of this Agreement, the Lease shall remain in full effect and this Agreement shall be binding upon Landlord and Tenant and their respective successors and assigns.  This Agreement shall be interpreted under the laws of the State of Texas, excluding its choice of law provisions, and any disputes arising under this Agreement shall be heard only in the courts located in Dallas County, Texas.

Entire Agreement
This Agreement constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all previous agreements and understandings, written or oral, between them with respect to the subject matter hereof.

Attorneys Fees
Landlord shall be entitled to recover all of its reasonable attorneys' fees, costs and expenses incurred as a result of any uncured breach of this Agreement by Tenant or incurred by Landlord in enforcing this Agreement.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

If you are in agreement with the foregoing, please sign and return one copy of this Agreement, which thereupon will constitute our binding agreement with respect to its subject matter.

Sincerely,

SINACOLA COMMERCIAL PROPERTIES, LTD., a Texas limited partnership

By:	FRISCO INDUSTRIAL, INC.,
a Texas corporation, its general partner

	By:	/s/ Michael Sinacola
Michael A. Sinacola
President

ACKNOWLEDGED AND AGREED,
EFFECTIVE AS OF DECEMBER 10, 2009

OXYSURE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Julian T. Ross
Julian T. Ross
CEO

EXHIBIT A
FIRST LANDLORD NOTE

$125,000	December 31, 2009

OxySure Systems, Inc., a company organized under the laws of the state of Delaware ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this Promissory Note (“Note”) in favor of Sinacola Commercial Properties, Ltd. ("Holder"), an entity duly organized under the laws of the state of Texas, and hereby promises to pay to Holder, his designees or his successors and permitted assigns, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) (the "Principal Amount") on the Maturity Date (as defined below).

1.   Maturity Date.  The then outstanding Principal Amount shall become due and payable on the earlier to occur of: (i) December 31, 2011; or (ii) the closing of the next equity financing round (the “Equity Event”) completed by the Obligor (in each case, the "Maturity Date"); provided that; (a) if the Equity Event is in an amount exceeding $1,000,000 but less than $1,500,000, then only 20% of the Principal Amount shall be due and payable; (b) if the Equity Event is in an amount exceeding $1,500,000 but less than $2,000,000, then only 40% of the Principal Amount shall be due and payable; (c) if the Equity Event is in an amount exceeding $2,000,000 but less than $3,000,000, then only 60% of the Principal Amount shall be due and payable; (d) if the Equity Event is in an amount exceeding $3,000,000 but less than $4,000,000, then only 80% of the Principal Amount shall be due and payable; (e) if the Equity Event is in an amount exceeding $4,000,000, then 100% of the Principal Amount shall be due and payable. For any partial Principal Amount paid under this Section 1(ii)(a) -1(ii)(d), the balance of the outstanding Principal Amount would continue to be due and payable on the earlier to occur of this Section 1(i) or 1(ii)(a-e) above.  In the event of a partial payment, any subsequent payment resulting from an Equity Event shall be based on the percentage of the original Principal Amount and not a percentage of the outstanding Principal Amount after a partial payment under this Section 1.

2.   Interest Rate.  The interest rate on the Note shall be 0% (zero percent).

3.   Acceleration.  Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, any other person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets, or Obligor shall admit in writing its inability to pay its debts as they become due or shall commit any other act of insolvency (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

4.   Prepayments.  Obligor may prepay any of the Principal Amount or any interest accrued on this Note at any time prior to the Maturity Date.

5.            Method of Payment.  Obligor shall pay all amounts payable under this Note in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing.

6.            Presentment Waived and Partial Payments.  Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest.  Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

7.   Subordination.  Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note, all indebtedness evidenced by this Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note:

(a)    the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b)    the Subordinated Indebtedness shall not become capable of being subject to any right of set-off or counterclaim; and

(c)    except upon the Maturity Date, upon the acceleration pursuant to Section 3, or upon the conversion of the Principal Amount in accordance with the terms of this Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

8.   Conversion Rights.  At any time prior to the Maturity Date, at the sole option of the Holder, all but not less than all of the then outstanding Principal Amount of this Note may be converted (an "Optional Conversion") into a number of shares of Obligor’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount to be converted divided by the Conversion Price (herein so called) which shall be $1.00 (one dollar) per Optional Conversion Share.

In order to exercise the right of Optional Conversion, Holder shall surrender this Note at the principal office of Obligor and shall give written notice of such exercise (the "Optional Conversion Notice"), to Obligor at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 8, at such time the Principal Amount subject to such Optional Conversion shall be applied by Obligor in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of the Principal Amount converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

As promptly as practicable, but in no event later than twenty (20) Business Days, after an Optional Conversion, Obligor, at its expense, shall cause Holder's name to be entered in the register of the shareholders of Obligor in respect of the Optional Conversion Shares and shall issue Holder certificates evidencing same. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of Dallas, State of Texas, United States of America are required or authorized to be closed. Notwithstanding any provision of this Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising his rights as the holder of the Optional Conversion Shares.

9.   Treatment of Note.  Obligor will treat, account and report this Note as debt and not equity for accounting and tax (with respect to any returns filed with federal, state, local or foreign tax authorities) purposes.

10.    Miscellaneous.

(a)   Specific Performance.  Obligor and Holder acknowledge and agree that in the event of any breach of this Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or compel specific performance of this Note in any action instituted in any Court.

(b)   Interpretation.  The headings and captions in this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(c)   Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or telecopier number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to Obligor, to:

OxySure Systems, Inc.
10880 John W. Elliott Dr., Suite 600
Frisco, TX 75034
                                Telecopy: 972-294-6501
Attention: Chief Executive Officer

If to Holder, to:

Sinacola Commercial Properties, LLC.
Att: Mr. Michael Sinacola
10950 Research Road
Frisco, TX 75034
Telecopy: 214-387-3950

(d)   Governing Law; Forum; Service of Process.  This Note shall be governed by and construed in accordance with the laws of the State of Texas as to all matters, including validity, construction, effect, performance and remedies of and under this Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Note shall be in the courts located in and for Dallas County, Texas (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Note or the transactions contemplated hereby.

(e)   Severability.  The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)           Successors; Assigns; Third-Party Beneficiaries.  The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Holder may freely assign his rights or obligations hereunder. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(g)           Amendments.  This Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(h)           Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Note shallnot be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

IN WITNESS WHEREOF, Obligor has caused this Note to be duly executed and delivered as of the date first set forth above.

OBLIGOR:
OXYSURE SYSTEMS, INC.

Julian Ross
CEO
Date:_____________________________________________________

HOLDER:
SINACOLA COMMERCIAL PROPERTIES, LTD.,
A Texas Limited Partnership

Michael Sinacola
President,
FRISCO INDUSTRIAL, INC., General Partner
Date:_____________________________________________________

EXHIBIT B
SECOND LANDLORD NOTE

$126,407	December 31, 2009

            OxySure Systems, Inc., a company organized under the laws of the state of Delaware ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this Promissory Note (“Note”) in favor of Sinacola Commercial Properties, LLC. ("Holder"), an entity duly organized under the laws of the state of Texas, and hereby promises to pay to Holder, his designees or his successors and permitted assigns, the principal sum of One Hundred Twenty Five Thousand Dollars ($126,407.00) (the "Principal Amount") on the Maturity Date (as defined below).

1.    Maturity Date.  The then outstanding Principal Amount shall become due and payable on the earlier to occur of: (i) December 31, 2011; or (ii) the closing of the next equity financing round (the “Equity Event”) completed by the Obligor (in each case, the "Maturity Date"); provided that; (a) if the Equity Event is in an amount exceeding $1,000,000 but less than $1,500,000, then only 20% of the Principal Amount shall be due and payable; (b) if the Equity Event is in an amount exceeding $1,500,000 but less than $2,000,000, then only 40% of the Principal Amount shall be due and payable; (c) if the Equity Event is in an amount exceeding $2,000,000 but less than $3,000,000, then only 60% of the Principal Amount shall be due and payable; (d) if the Equity Event is in an amount exceeding $3,000,000 but less than $4,000,000, then only 80% of the Principal Amount shall be due and payable; (e) if the Equity Event is in an amount exceeding $4,000,000, then 100% of the Principal Amount shall be due and payable. For any partial Principal Amount paid under this Section 1(ii)(a) -1(ii)(d), the balance of the outstanding Principal Amount would continue to be due and payable on the earlier to occur of this Section 1(i) or 1(ii)(a-e) above.  In the event of a partial payment, any subsequent payment resulting from an Equity Event shall be based on the percentage of the original Principal Amount and not a percentage of the outstanding Principal Amount after a partial payment under this Section 1.

2.    Interest Rate.  The interest rate on the Note shall be 0% (zero percent).

3.    Acceleration.  Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, any other person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets, or Obligor shall admit in writing its inability to pay its debts as they become due or shall commit any other act of insolvency (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

4.    Prepayments.  Obligor may prepay any of the Principal Amount or any interest accrued on this Note at any time prior to the Maturity Date.

5.    Method of Payment.  Obligor shall pay all amounts payable under this Note in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing.

6.    Presentment Waived and Partial Payments.  Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest.  Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

7.           Subordination.  Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note, all indebtedness evidenced by this Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note:

(a)    the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b)    the Subordinated Indebtedness shall not become capable of being subject to any right of set-off or counterclaim; and

(c) except upon the Maturity Date, upon the acceleration pursuant to Section 3, or upon the conversion of the Principal Amount in accordance with the terms of this Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

8.   Conversion Rights.  At any time prior to the Maturity Date, at the sole option of the Holder except in the event of the closing price threshold noted below, all but not less than all, of the then outstanding Principal Amount of this Note may be converted (an "Optional Conversion") into a number of shares of Obligor’s common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount to be converted divided by the Conversion Price (herein so called) which price shall be $1.50 (one dollar and fifty cents) per Optional Conversion Share. If the Obligor’s common stock has traded at $1.50 or above for 4 consecutive weeks on a nationally recognized market (based on daily closing prices), then any Optional Conversion under this Section 8 may also occur at the option of the Obligor.

In order to exercise the right of Optional Conversion, Holder shall surrender this Note at the principal office of Obligor and shall give written notice of such exercise (the "Optional Conversion Notice"), to Obligor at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 8, at such time the Principal Amount subject to such Optional Conversion shall be applied by Obligor in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of the Principal Amount converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

As promptly as practicable, but in no event later than twenty (20) Business Days, after an Optional Conversion, Obligor, at its expense, shall cause Holder's name to be entered in the register of the shareholders of Obligor in respect of the Optional Conversion Shares and shall issue Holder certificates evidencing same. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of Dallas, State of Texas, United States of America are required or authorized to be closed. Notwithstanding any provision of this Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising his rights as the holder of the Optional Conversion Shares.

9.   Treatment of Note.  Obligor will treat, account and report this Note as debt and not equity for accounting and tax (with respect to any returns filed with federal, state, local or foreign tax authorities) purposes.

10.          Miscellaneous.

(a)   Specific Performance. Obligor and Holder acknowledge and agree that in the event of any breach of this Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or compel specific performance of this Note in any action instituted in any Court.

(b)   Interpretation.  The headings and captions in this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(c)   Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or telecopier number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to Obligor, to:

OxySure Systems, Inc.
10880 John W. Elliott Dr., Suite 600
Frisco, TX 75034
                                Telecopy: 972-294-6501
Attention: Chief Executive Officer

If to Holder, to:

Sinacola Commercial Properties, LLC.
Att: Mr. Michael Sinacola
10950 Research Road
Frisco, TX 75034
Telecopy: 214-387-3950

(d)   Governing Law; Forum; Service of Process. This Note shall be governed by and construed in accordance with the laws of the State of Texas as to all matters, including validity, construction, effect, performance and remedies of and under this Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Note shall be in the courts located in and for Dallas County, Texas (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Note or the transactions contemplated hereby.

(e)   Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)   Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Holder may freely assign his rights or obligations hereunder. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(g)   Amendments.  This Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(h)       Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Note shall not be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

            IN WITNESS WHEREOF, Obligor has caused this Note to be duly executed and delivered as of the date first set forth above.

OBLIGOR:
OXYSURE SYSTEMS, INC.

Julian Ross
CEO
Date:_____________________________________________________

HOLDER:
SINACOLA COMMERCIAL PROPERTIES, LTD.,
A Texas Limited Partnership

Michael Sinacola
President,
FRISCO INDUSTRIAL, INC., General Partner
Date:_____________________________________________________

EXHIBIT C
STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR ANY SECURITIES ON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT LEGALLY REQUIRED.

1. STOCK PURCHASE WARRANT

This Stock Purchase Warrant (this “Warrant”), dated December 31, 2009, is issued to Sinacola Commercial Properties, Ltd, a Texas limited partnership (together with its assigns, the “Holder”), by OxySure Systems, Inc., a Delaware corporation (the “Company”).

1.   Purchase of Shares.  Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 163,415 fully paid and non-assessable shares of Common Stock, par value $0.0004 per share (the “Common Stock”), of the Company (as adjusted pursuant to Section 7 hereof, the “Shares”) for the purchase price specified in Section 2 below.

2.   Purchase Price.  The purchase price for the Shares is $0.01 per share.  Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the “Warrant Price”).

3.   Exercise Period.  This Warrant is exercisable in whole or in part at any time from the date hereof through December 31, 2014.

4.   Transfer of Warrant.  Transfer of this Warrant to a third party shall be effected by execution and delivery of the Notice of Assignment annexed hereto and surrender of this Warrant for registration of transfer of this Warrant at the primary executive office of the Company, together with funds sufficient to pay any applicable transfer tax.  Upon receipt of the duly executed Notice of Assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock.

5.   Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(a)    the surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices; and

(b)    at the Holder's option:

(i)    the Holder's payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased, which shall be a whole number of shares; or

(ii)    If the Common Stock is publicly traded as of such date, the Holder's instruction to the Company to retain that whole number of Shares having a value equal to the aggregate exercise price of the Shares as to which this Warrant is being exercised and to issue to the Holder the remainder of such Shares computed using the following formula:

X =     Y(A-B)
                A

Where:

X =     the number of shares of Common Stock to be issued to the Holder.

Y=      the number of shares of Common Stock as to which this Warrant is being exercised.

A =     the fair market value of one share of Common Stock.

B =      the Warrant Price.

As used herein, the “fair market value of one share of Common Stock” shall mean:

(1)    Except in the circumstances described in clause (2) hereof, the price per share of the Common Stock determined in good faith by the Board of Directors of the Company; or

(2)    If such exercise is in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the value received by the holders of the Common Stock pursuant to such transaction for each share.

6.   Certificates for Shares; Partial Exercise of Warrants.

(a)   Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Exercise Notice.

(b)   If this Warrant is surrendered for partial exercise, the Company shall execute and deliver to the Holder of the Warrant, without charge to the Holder, a new Warrant exercisable for an aggregate number of shares of Common Stock equal to the unexercised portion of the surrendered Warrant.

7.   Reservation of Shares.  The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein.  The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

8.   Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

(a)   Stock Dividends, Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

(b)   Reclassification, Reorganization, Merger, Sale or Consolidation.  In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale.  In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof.  Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price.  Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire.  In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

(c)   No Dilution or Impairment.  So long as this Warrant is outstanding, the Company will not avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith assist in the carrying out of all such terms and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

9.   Pre-Exercise Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

10.   Restricted Securities.  The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from registration.  The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing on the face hereof.

11.   Certification of Investment Purpose. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, the Holder will deliver to the Company a written certification that the securities acquired by the Holder are acquired for investments purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

12.   Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

13.   Governing Law.  This Warrant shall be governed by the laws of the State of Texas, excluding the conflicts of laws provisions thereof.

14.   Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any new Warrant(s) issued to Holder under Section 6(b) hereof and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant(s), the Company will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

15.   Registration Rights.  If the Company effects an underwritten public offering, the Shares shall be included, at the option of the Holder, in the shares registered for sale pro rata, as if the Holder were a party beneficiary of the Company's registration rights agreement (if any).

16.   Certain Expenses.  The Company shall pay all expenses incurred in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of the Warrant or the Shares, including, without limitation, any registration costs incurred under Section 15 hereof.

IN WITNESS WHEREOF, the undersigned hereby agrees to the terms hereof effective as of December 31, 2009.

OXYSURE SYSTEMS, INC.

By:	/s/
Julian T. Ross
Chairman & CEO

HOLDER:
Sinacola Commercial Properties, Ltd,
a Texas limited partnership

By:	/s/
Michael Sinacola
President,
FRISCO INDUSTRIAL, INC., General Partner

EXERCISE NOTICE

Dated: _______________, ____

The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated December 31, 2009, issued by OxySure Systems, Inc., a Delaware corporation (the “Company”), to the undersigned to the extent of purchasing _____ Shares of the Company's Common Stock and hereby makes payment of $__________ in payment of the aggregate Warrant Price of such Shares, as provided in Section 5 of such Stock Purchase Warrant..

OXYSURE SYSTEMS, INC.

By:
Name
Title

ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _____________________, whose address is

___________________                                                                                      all of the rights of the undersigned under the within Warrant, with respect to shares of Common Stock (as defined within the Warrant) of OxySure Systems, Inc., and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint _________________ attorney to register such transfer on the books of OxySure Systems, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:_____________

Signature Guaranteed

By:	_______________________________________
(Signature of Registered Holder)

Title:	_______________________________________

NOTICE:  The signature to this Notice of Assignment must correspond with the name upon the face of the within Warrant in every particular, ithout alteration or enlargement or any change whatever.